EXHIBIT 2.2





                            ASSET PURCHASE AGREEMENT

                          DATED AS OF JANUARY 19, 1998

                                 BY AND BETWEEN

                          CRUEL DAVE ENTERPRISES, LLC.

                                    AS BUYER,

                    OUTSOURCE INTERNATIONAL OF AMERICA, INC.

                                 AS SELLER, AND

                       JEFFREY W. LEETH AND JOANN W. LEETH


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 19th day of January, 1998 ("Agreement"), by and among Cruel Dave Enterprises, L.L.C., an Arkansas limited liability company ("Buyer"), OutSource International of America, Inc., a Florida corporation ("Seller"), Jeffrey W. Leeth ("Jeffrey Leeth") and JoAnn W. Leeth ("JoAnn Leeth").

                                    RECITALS:

         WHEREAS, Seller, Tempus, Inc., a Tennessee corporation ("Tempus") and John Bechard entered into that certain Asset Purchase Agreement dated January 12, 1998 pursuant to which Seller acquired from Tempus substantially all of the assets of its temporary and permanent staffing business (the "Business");

         WHEREAS, Jeffrey Leeth and Joann Leeth own all of the membership units of Buyer;

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and conditions set forth herein, substantially all of the assets of each of the four (4) offices of the Business set forth on EXHIBIT A hereto (the "Purchased Offices");

         WHEREAS, OutSource Franchising, Inc. (as assignee of Labor World of America, Inc.), an affiliate of Seller ("OFI"), and Jeffrey Leeth are parties to a Franchise Agreement dated March 13, 1995 (the "Franchise Agreement");

         WHEREAS, Jeffrey Leeth has assigned his rights under the Franchise Agreement to Buyer;

         WHEREAS, as a condition to the consummation of the transactions contemplated hereby, OFI and Buyer will amend the Franchise Agreement (the "Amendment to Franchise Agreement");

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

         1.1 SALE OF ASSETS OF SELLER. Subject to the terms and conditions hereof, Seller will sell, convey, assign, transfer and deliver to Buyer at the Closing (as hereafter defined), and Buyer will purchase and accept at the Closing, all assets, office equipment, computers, furniture, decorative items, customer lists, properties, privileges, rights, interests, business and goodwill (except the Excluded Assets, as hereinafter defined) used or held for use in connection with the operation of the Purchased Offices, of every kind and description, real, personal and mixed, tangible and intangible and wherever located as listed on SCHEDULE 1.1 hereto (such assets,

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properties, privileges, rights, interests, business and goodwill being transferred hereunder are hereinafter referred to collectively as the "Assets").

         1.2 ASSETS RETAINED BY SELLER. There shall be excluded from the Assets and retained by Seller all of the following (collectively, the "Excluded Assets"):

                  (a) All of Seller's cash, cash equivalents and accounts receivable;

                  (b) The SUTA rates of the Purchased Offices; and

                  (c) Any of the rights of Seller under this Agreement (or under any agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

         1.3 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume, and shall agree to satisfy and discharge as the same become due only those liabilities and obligations of Seller specifically listed on SCHEDULE 1.3 hereto (the "Assumed Obligations") and, subject to Section 1.4 of this Agreement, the Assumed Leases (as hereafter defined). The Assumed Liabilties and the Assumed Obligations are the only liabilties of Seller to be assumed by Buyer hereunder. Seller further agrees to satisfy and discharge as the same shall become due all of its obligations and liabilities not specifically assumed by Buyer hereunder.

         1.4 LEASES. Buyer shall assume all of the liabilities and obligations of Seller under the real property leases listed on SCHEDULE 1.4 hereto (the "Assumed Leases") with respect to periods after the Closing Date.

         1.5 PAYMENT FOR ASSETS. As payment for the Assets, at Closing, Buyer shall issue and deliver to Seller a promissory note in the principal amount of Seven Hundred Eighty Thousand Dollars and No Cents ($780,000.00), bearing compound interest at the rate of eight percent (8%) per annum (the "Note"), substantially in the form attached hereto as EXHIBIT B. Seller agrees to provide Buyer, on a periodic basis, a statement with respect to the application of payments on the Note to the outstanding principal and interest components of the Note.

         1.6 POST-CLOSING ADJUSTMENT TO NOTE. Within one hundred twenty (120) days following the Closing Date, Seller shall disclose to Buyer in writing (the "1997 Sales Notice") the 1997 sales of the Business during its 1997 fiscal year attributible to the Purchased Offices (the "1997 Sales"). If the 1997 Sales were less than $3,000,000.00, (the "Minimum 1997 Sales"), the outstanding principal amount of the Note shall be reduced, retroactive to the effective date of the Note, by the product of (i) 0.26 and (ii) the difference between the Minimum 1997 Sales and the 1997 Sales. Upon delivery of the 1997 Sales Notice, Seller shall also deliver to Buyer copies of the work papers reviewed by Seller in connection with its calculation of the 1997 Sales.

         1.7 SERVICE MARKS. Seller hereby grants Buyer the non-exclusive right to use the service marks of Seller listed on SCHEDULE 1.7 hereto for a period of ninety (90) days following the Closing Date in connection with the operation of the Purchased Offices.

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         1.8 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth on EXHIBIT C hereto (the "Allocation"). The Allocation shall be made in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations. Buyer and Seller shall: (i) be bound by the Allocation for purposes of determining any Taxes (as hereafter defined); (ii) prepare and file tax returns on a basis consistent with the Allocation; and (iii) take no position inconsistent with the Allocation in any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of the receipt of such notice. Seller and Buyer each shall timely after the Closing file form 8594 with the Internal Revenue Service detailing this allocation. In the event that Seller determines that any adjustments to such allocation are necessary, and Buyer consents to such adjustments, Buyer shall make such modifications as are necessary in Buyer's form 8594 or any tax report or return filed or to be filed by Buyer in order to conform to Seller's allocation as adjusted.

         1.9 FEES. Buyer shall pay at Closing all applicable transfer, sales, use, bulk sales and other taxes, and all documentary, filing, recording and vehicle registration fees payable as a result of the transfer of the Assets. All such payments shall be made at the Closing.

2. CLOSING DATE.

         2.1 TIME AND PLACE OF CLOSING. The closing of the sale and purchase of the Assets (the "Closing") will take place at the office of Benham Leake Attorneys, Suite 401, 6000 Poplar Avenue, Memphis, Tennessee at 1:00 p.m., Central Standard Time, on January 19, 1997, provided that the consummation of the acquisition of the Business has occurred on such date, or at such other time and place as the parties may establish (the date of the Closing being hereinafter referred to as the "Closing Date"). The transactions contemplated hereby shall be deemed to be effective as of 12:01 a.m., Central Daylight Time, on the Closing Date.

         2.2 DELIVERIES BY SELLER. At or prior to the Closing, Seller shall execute and deliver or cause to be executed and delivered to Buyer the following:

                  (a) An Assignment and Bill of Sale, in substantially the form attached as EXHIBIT D hereto;

                  (b) An Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT E hereto;

                  (c) An Assignment and Assumption of Lease for each of the Assumed Leases substantially in substantially the form attached as EXHIBIT F hereto; and

                  (d) Such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request.

         2.3 DELIVERIES BY BUYER. At or prior to Closing, Buyer shall execute and deliver or cause to be executed and delivered to Seller the following:

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                  (a) The Note;

                  (b) A Guaranty executed by Jeffrey W. Leeth and Joann W. Leeth, in substantially the form attached hereto as EXHIBIT G;

                  (c) The Assignment and Assumption Agreement;

                  (d) An Assumption and Assumption of Lease for each of the Assumed Leases, in substantially the form of EXHIBIT F hereto;

                  (e) The Amendment to Franchise Agreement, in substantially the form attached hereto as EXHIBIT H; and

                  (f) An Opinion of Buyer's Counsel substantially in the form attached hereto as EXHIBIT I; and

                  (g) Such other instruments of assumption as Seller and its counsel may reasonably request.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, as a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to Buyer. The term "knowledge" or similar language used in this Section 3 shall, in each case, mean the best knowledge of Seller, after reasonable investigation.

         3.1 TRANSFER OF TITLE TO ASSETS. Pursuant to this Agreement and the Exhibits hereto, Seller shall sell, convey assign and transfer good and marketable title to the Assets free and clear from any liens or encumbrances. Seller is in actual or constuctive possession of all of the Assets.

         3.2 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Seller has the requisite corporate power to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Seller is duly qualified to transact business as a foreign corporation in the State of Arkansas.

         3.3 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Seller of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of Seller. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in connection with the transactions contemplated hereby will be) valid and binding upon Seller, and enforceable against Seller in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy,

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reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement for Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer, Jeffrey Leeth and Joann Leeth, jointly and severally, represent and warrant to Seller as follows:

         4.1 ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas. Buyer has all requisite power and authority to own and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         4.2 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Buyer of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary action of Buyer. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in connection with the transactions contemplated hereby will be) valid and binding upon Buyer, and enforceable against Buyer in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or the principles governing the availability of equity remedies.

5. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Seller):

         5.1 ACQUISITION OF THE BUSINESS. Seller shall have successfully consummated the acquisition of the Business.

         5.2 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed all of the obligations and complied with all of the covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

         5.3 BOARD OF DIRECTORS. The board of directors of Seller shall have approved Seller entering into this Agreement and the consummation of the transactions contemplated hereby.

         5.4 APPROVALS. Seller shall have obtained any and all approvals, consents or assignments necessary for the consummation of the transactions contemplated hereby, including, without limitation, any consents required by any governmental or administrative body or other third parties.

         5.5 LITIGATION. There shall not have been instituted, pending or threatened against Buyer, any suit, action or other proceeding by any private party or governmental agency,

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commission, bureau or body seeking to restrain or prohibit any of the transactions contemplated by this Agreement.

         5.6 DELIVERIES. Buyer shall have delivered or caused delivery of the items set forth in Section 2.3 hereof.

         5.7 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made anew at and as of such time.

         5.8 RETENTION OF INDEPENDENT ACCOUNTING FIRM. Buyer shall have retained, at its sole cost and expense, an independent public accounting firm, reasonably acceptable to Seller, to audit and maintain Buyer's financial records from the Closing Date through the term of the Note.

6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Buyer):

         6.1 PERFORMANCE OF OBLIGATIONS. Seller shall have performed all of its obligations and complied with all of its covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

         6.2 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Seller contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made at and as of such time.

         6.3 DELIVERIES. Seller shall have delivered or caused delivery of the items set forth in Section 2.2 of this Agreement.

7. POST-CLOSING COVENANTS OF BUYER. Buyer covenants and agrees with Seller that from and after the date of this Agreement, except to the extent contemplated by this Agreement or otherwise consented to in writing by Seller:

                  (a) Buyer shall operate its business in the same manner as presently conducted and only in the ordinary and usual course and consistent with past practice, and will use all reasonable efforts to preserve intact its present business organization and to keep available the services of all employees, representatives and agents. Buyer shall use all reasonable efforts, consistent with its past practices, to promote its business and shall not take or omit to take any action which causes, or which is likely to cause, any deterioration of their present business or relationships with suppliers or customers.

                  (b) Buyer will maintain all of its properties and assets, tangible or intangible, in substantially the same condition and repair as such properties and assets are maintained as of the date hereof, ordinary wear and tear excepted, and shall take all reasonable steps necessary to

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maintain and protect its intangible assets. Buyer shall not sell, lease or otherwise dispose of any of its Assets except in the ordinary course of business consistent with past practice.

                  (c) For a period of six (6) months following the Closing Date, Buyer shall not terminate any of the employees of the Purchased Offices without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  (d) Buyer shall keep its properties and business insured to the same extent as insured on the date hereof.

                  (e) Buyer will use its best efforts to obtain, within thirty
(30) days after the Closing Date, non-competition agreements, in form and substance reasonably acceptable to Seller, from the employees of the Purchased Offices pursuant to which they shall agree not to compete with Seller in Pulaski, Faulkner, Lonoke and Saline Counties in the State of Arkansas for a period of one (1) year following cessation of their employment with Buyer.

                  (f) Buyer will maintain its books, accounts and records in accordance with good business practice and generally accepted accounting principles consistently applied.

                  (g) Buyer shall not take any action that would cause its representations and warranties set forth herein not to be true and correct at and as of the Closing Date as if made at and as of such time.

                  (h) Buyer will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be reasonably necessary to carry out and effectuate the intent and purposes of this Agreement.

                  (i) Buyer agrees that any sums of money received by Buyer for services rendered by Seller (or Tempus) prior to the Closing Date will be delivered to Seller within twenty-one (21) days following receipt thereof (the "Buyer Forwarding Period"). Payments not delivered by Buyer within the Buyer Forwarding Period shall begin to accrue interest at the rate of twelve percent (12%) per annum commencing on the day following the Buyer Forwarding Period.

8. POST-CLOSING COVENANTS OF SELLER.

                  (a) Seller intends to make the existing computer software of the Business compatible with the computer software of Seller (the "Software Conversion"). Buyer agrees to pay Seller an amount equal to 17.5% of the aggregate costs incurred by Seller in connection with the Software Conversion. Cost breakdowns shall be provide to Buyer.

                  (b) Following forty-five (45) days after the Closing Date, Seller agrees that any sums of money received by Seller for services rendered by Buyer will be delivered to Buyer within twenty-one (21) days from receipt thereof (the "Seller Forwarding Period"). Payments not delivered by Seller within the Seller Forwarding Period shall begin to accrue interest at the rate of twelve percent (12%) per annum commencing on the day following the Seller Forwarding Period.

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                  (c) Seller will use its reasonable best efforts to obtain the consent of the landlords to the assignment to Buyer of each of the Assumed
Leases.

                  (d) Seller shall provide Buyer with a copy of the Form 8-K filed by OutSource International, Inc. ("OSI", Seller's parent) relating to the acquisition of the Business within fifteen (15) days after filing such Form 8-K with the Securities and Exchange Commission (the "SEC").

                  (e) Buyer shall be given reasonable and unrestricted access to operational and financial data related to the locations purchased by Buyer and located at the former Tempus offices.

9. MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules to this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties hereto with respect to such subject matter. The Exhibits and Schedules to this Agreement are incorporated into and constitute part of this Agreement.

         9.2 AMENDMENT. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

         9.3 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         9.4 SURVIVABILITY. Notwithstanding any investigation made by or on behalf of any party to this Agreement, the representations and warranties made under and in connection with this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of such date and shall survive the Closing and consummation of all the transactions contemplated hereby.

         9.5 WAIVERS AND REMEDIES. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         9.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared

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invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         9.7 DESCRIPTIVE HEADINGS/RECITALS. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The recitals are incorporated into and made a part of this Agreement.

         9.8 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in counterparts by the separate parties hereto, all of which shall be deemed to be one and the same instrument. Facsimile signatures shall have the same effect as original signatures.

         9.9 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given: (i) when delivered by hand; (ii) when delivered by facsimile (if written confirmation of receipt of the facsimile is obtained from the party to be charged with notice);
(iii) five (5) days after being deposited in the United States mail by registered or certified mail, return receipt requested, postage prepaid; or (iv) on the second business day after being sent (prepaid for next day delivery), via Federal Express, United Parcel Service, DHL or other nationally recognized delivery service, as follows:

                  If to Buyer:

                  Cruel Dave Enterprises, LLC
                  1701 Main Street
                  North Little Rock, Arkansas 72114
                  Attention: Jeffrey Leeth

                  With a copy to:

                  Thomas C. Vaughan, Jr.
                  Lax, Vaughan, Pender & Evans, P.A.
                  First Commercial Building
                  400 W. Capitol Avenue, 24th Floor
                  Little Rock, Arkansas 72201
                  Phone: 501-376-6565
                  Fax:   501-376-6666

                  If to Seller:

                  OutSource International of America, Inc.
                  1144 East Newport Center Drive
                  Deerfield Beach, Florida  33442
                  Attention: Chief Executive Officer
                  Phone:     (954) 418-6200
                  Fax:       (954) 418-3365

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                  With copies to:

                  Brian M. Nugent, Esq.
                  Vice President and General Counsel
                  OutSource International, Inc.
                  Deerfield Beach, Florida  33442
                  Phone:     (954) 418-6580

                  and

                  Donn A. Beloff, Esq.
                  Holland & Knight LLP
                  One East Broward Boulevard, Suite 1300
                  Ft. Lauderdale, Florida 33301

                  or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

         9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties hereto shall assign any of its rights or obligations hereunder without the express written consent of the other party hereto.

         9.11 APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in Accordance with, the laws of the State of Florida.

         9.12 BROKERS AND AGENTS. Buyer has not retained any broker with respect to the transaction contemplated pursuant to this Agreement. Buyer agrees to indemnify Seller with respect to any claims made by any third party claiming a brokerage fee or commission arising out of the transaction contemplated by this Agreement from Seller.

         9.13 EXPENSES. Except as otherwise provided herein, each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including accountants' and attorneys' fees.

         9.14 CONFIDENTIALITY. No party hereto shall divulge any proprietary or confidential information about another party that such party may have acquired in connection with the transactions contemplated hereby (except as may be required in connection with a party's consultation with its legal counsel, financial institutions, or agents and representatives thereof) without the prior written approval of all of the parties hereto, except and as to the extent: (i) obligated by law, or (ii) necessary for such party to defend or prosecute any litigation in connection with the transactions contemplated hereby. The parties hereto acknowledge that any breach of the foregoing will give rise to irreparable injury that is not compensable in damages and agree that any party may seek and obtain equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other

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equitable remedy that may then be available to such party against the breach or threatened breach of such covenants, in addition to any other legal remedies which may be available.

         9.15 CERTAIN INTERPRETATIONS. Words such as "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement. The word "material" as used in this Agreement shall mean a deviation of more than five (5%) percent.

         9.16 CONSENT TO JURISDICTION. The parties to this Agreement agree that any claim, suit, action or proceeding, brought by either party, arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any Florida state or federal court sitting in Broward County, Florida, and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party: (i) waives any objection which it may have that such court is not a convenient forum for any such adjudication; (ii) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby; and (iii) agrees that process issued out of such court or in accordance with the rules of practice of such court shall be properly served if served personally or served by certified mail or other form of substituted service, as provided under the rules of practice of such court. In the event of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby the prevailing party thereunder shall be entitled to recover reasonable attorneys' and paralegals' fees (for negotiations, trials, appeals and collection efforts) and court costs incurred in connection therewith in addition to any other relief to which such party may be entitled. The prevailing party shall be the party that prevails on its claim whether or not an award or judgement is entered in its favor.

         9.17 EQUITABLE RELIEF. The parties hereto acknowledge and agree that any party's remedy at law for any breach or threatened breach of this Agreement which relates to requiring that the breaching party take any action or refrain from taking any action, would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party shall be entitled to obtain equitable relief in the form of specific enforcement, temporary restraining order, temporary permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

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                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                                BUYER:

Witness:
                                 Cruel Dave Enterprises, LLC
---------------------------
                                 By: /s/ JEFFREY W. LEETH /s/ JOANN M. LEETH
                                     ---------------------------------------
                                 Name: Jeffrey W. Leeth  JoAnn M. Leeth
---------------------------      Title: Managing Members

Witness:                         JEFFREY W. LEETH

---------------------------      /s/ JEFFREY W. LEETH
                                 -----------------------------------------
                                 Jeffrey W. Leeth

---------------------------

Witness:                         JOANN M. LEETH

---------------------------      /s/ JOANN M. LEETH
                                 -----------------------------------------
                                 JoAnn M. Leeth

---------------------------

                                 SELLER:

Witness:
                                 OutSource International of America, Inc.
---------------------------
                                 By: /s/ ROBERT LEFCORT
                                    --------------------------------------
                                 Name: Robert Lefcort
---------------------------      Title: Executive Vice President

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                                LIST OF EXHIBITS

Exhibit A                                  Purchased Offices

Exhibit B                                  Note

Exhibit C                                  Allocation of Purchase Price

Exhibit D                                  Bill of Sale

Exhibit E                                  Assignment and Assumption Agreement

Exhibit F                                  Assignment and Assumption of Lease

Exhibit G                                  Guaranty

Exhibit H                                  Amendment to Franchise Agreement

Exhibit I                                  Opinion of Buyer's Counsel